SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 26, 2007

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-86116757

________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 8.01. Other Events

On February 26, 2007, Ms. Joann Hu entered into an employment agreement with the Registrant pursuant to which she was appointed senior financial officer of the Registrant. A copy of Ms. Hu’s employment agreement has been filed herewith as Exhibit 99.1.

Ms. Hu is an experienced accountant with strong research and financial data analysis ability, a “Big-4” service background, and public company operational experience. She speaks fluent mandarin Chinese and English. For the past two years, Ms. Hu has worked as a Senior Tax Analyst for the Hydril Company LP, a company manufacturing products for the oil and gas industry. Prior to her position at Hydril, Ms. Hu worked at Ernst & Young LLP, performing financial statements and analysis services as well as work papers based on professional standards and testing clients accounting systems on accounting/compliance and reporting. Ms. Hu also has over four years of experience as an accountant in the Department of Culture Affairs for Wuhan City, China. Ms. Hu has her Master of Professional Accountancy from Indiana University’s Kelley School of Business and B.A. in Economics from Hubei University, Wuhan City, China.

Pursuant to an indenture dated as of August 30, 2006 (the “Indenture”), entered into by and among the Registrant, Advanced Electric Motors, Inc., a wholly-owned subsidiary of the Registrant, as guarantor, and The Bank of New York, as trustee, with respect to the Registrant’s Guaranteed Senior Secured Floating Rate Notes due 2012 and the Registrant’s Guaranteed Senior Secured Floating Rate Notes due 2010 (collectively, the “Notes”) and a waiver dated as of December 21, 2006, entered into by and between Citadel Equity Fund Ltd., the holder of $26.5 million aggregate principal amount of the outstanding Notes which represent 53% of the aggregate principal amount of the outstanding Notes, and the Registrant (the “Waiver”), the Registrant was obligated, pursuant to Section 4.27 of the Indenture and the Waiver, to appoint a senior financial officer knowledgeable about the U.S. capital markets and proficient in English with the Registrant by February 28, 2007. The appointment of Ms. Hu satisfies such covenant, and the consent of the appointment of Ms. Hu by Citadel Equity Fund Ltd. has been filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Employment agreement by and between Ms. Joann Hu and Harbin Electric, Inc., dated February 26, 2006.

99.2	Consent of Citadel Equity Fund Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: February 28, 2007